EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITOR


To the Board of Directors and Stockholders of Hy-Tech Technology Group, Inc.

         We hereby consent to the incorporation by reference, in this Registration Statement on Form S-8 of Hy-Tech Technology Group, Inc., of our report dated May 29, 2003 relating to the financial statements of Hy-Tech Technology Group, Inc., appearing in the Registrant's Form 10-KSB for the year ended February 28, 2003.


/s/ Malone & Bailey, PLLC
Malone & Bailey, PLLC
www.malone-bailey.com

Houston, Texas

April 15, 2004